EXHIBIT A-5

FORM OF

CERTIFICATE OF MERGER

OF

EASTERN ENTERPRISES
(a Massachusetts business trust)

AND

KEYSPAN NEW ENGLAND, INC.
(a Delaware corporation)

         It is hereby certified that:

         1.  The constituent entities participating in the merger herein certified are:

             (i)  Eastern Enterprises, which is a business trust organized under the laws of the Commonwealth of Massachusetts; and

             (ii)  KeySpan New England, Inc., which is a business corporation incorporated under the laws of the State of Delaware.

         2.  An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent entities in accordance with the provisions of subsection (d) of Section 254 of the General Corporation Law of the State of Delaware.

         3.  The name of the surviving corporation in the merger herein certified is KeySpan New England, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4.  The Certificate of Incorporation of KeySpan New England, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         5.  The executed Agreement of Merger between the aforesaid constituent entities is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

One Beacon Street Boston, Massachusetts 02108

         6.  A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent entities.

         7.  The authorized capital stock of Eastern Enterprises consists of 50,000,000 shares of common stock of a par value of $1.00 per share.

Dated:  ________________, 2001

                                            EASTERN ENTERPRISES

                                            By:__________________________
                                               Name:
                                               Title:

Dated:  ________________, 2001

                                             KEYSPAN NEW ENGLAND, INC.

                                             By:__________________________
                                                Name:
                                                Title: